Exhibit 10.1

AMENDMENT NO. 2

TO THE

TG THERAPEUTICS, INC. 2022 INCENTIVE PLAN

THIS AMENDMENT NO. 2 (the “Amendment”) to the TG Therapeutics, Inc. 2022 Incentive Plan (the “Plan”) is adopted as of April 11, 2025, subject to and effective upon the approval of the shareholders at the 2025 annual meeting.

W I T N E S S E T H:

WHEREAS, TG Therapeutics, Inc. (the “Company”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 15.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan for certain purposes, subject to shareholder approval as required under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange (as defined in the Plan); and

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares authorized for issuance in connection with options and awards granted under the 2022 Incentive Plan from 17,000,000 to 22,000,000 shares of Common Stock.

NOW, THEREFORE, the Plan is amended as follows, subject to and effective upon the approval of the shareholders at the 2025 annual meeting:

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Section 5.1 is amended by replacing the current provisions therein in total with the following:

NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 22,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 22,000,000. If our stockholders approve the 2022 Incentive Plan, beginning at the Effective Date, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2022 Incentive Plan, and the Company will not grant any additional awards under the Prior Plan. If the Stockholders do not approve the 2022 Incentive Plan, the Company will continue granting awards under the Prior Plan.

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This Amendment to the Plan shall be effective as of the date indicated above. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.